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                                                                       EXHIBIT 5



                                 July 13, 2001


The PNC Financial Services Group, Inc.
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania  15222-2707

Ladies and Gentlemen:

         This opinion is being submitted in connection with a Registration Statement on Form S-8 ("Registration Statement") of The PNC Financial Services Group, Inc. (the "Corporation") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, related to the registration of $50,000,000 of deferred compensation obligations (the "Deferred Compensation Obligations") and an indeterminate amount of interests of participation offered pursuant to The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan, as amended (the "Supplemental Incentive Savings Plan"), and $67,000,000 of Deferred Compensation Obligations and an indeterminate amount of interests of participation offered pursuant to The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation Plan (the "Deferred Compensation Plan").

         I am Senior Counsel to the Corporation, and in such capacity, I have been requested to furnish an opinion to be included as Exhibit 5 to the Registration Statement. In conjunction with the furnishing of this opinion, I have examined the Corporation's Articles of Incorporation and By-laws, each as amended to date, the Registration Statement, the Supplemental Incentive Savings Plan, and the Deferred Compensation Plan, and have made such investigation of matters of fact and law and have examined such other corporate documents as I have deemed necessary to render this opinion.

         In making such examination and rendering the opinion set forth below, I have assumed: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to me as originals; and (iii) the conformity of all certified, telecopied, photostated or reproduced copies of documents submitted to me to the original documents, and the authenticity of all the original documents.

         I am admitted to practice law in the Commonwealth of Pennsylvania and do not purport to be an expert on or to express any opinion on any laws other than the laws of the Commonwealth of Pennsylvania. This opinion speaks as of today's date and is limited to present statutes, regulations and judicial interpretations. In rendering such opinion, I assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise or



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should either or both of the Supplemental Incentive Savings Plan and the
Deferred Compensation Plan be amended, modified, or terminated in accordance with their terms.

         Based on the foregoing, I am of the opinion that:

         (i) the Deferred Compensation Obligations, when issued by the Corporation in the manner provided pursuant to the Supplemental Incentive Savings Plan, will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with the terms of the Supplemental Incentive Savings Plan, subject, as to enforcement, to (x) bankruptcy, insolvency, reorganization, readjustment of debt, arrangement, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights generally, and (y) general principles of equity, whether such enforcement is considered in a proceeding at equity or at law; and

         (ii) the Deferred Compensation Obligations, when issued by the Corporation in the manner provided pursuant to the Deferred Compensation Plan, will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with the terms of the Deferred Compensation Plan, subject, as to enforcement, to
         (x) bankruptcy, insolvency, reorganization, readjustment of debt, arrangement, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights generally, and (y) general principles of equity, whether such enforcement is considered in a proceeding at equity or at law.

         I consent to the filing of this opinion as Exhibit 5 to the Registration Statement.



                                     Very truly yours,



                                     /s/ Henry Howarth III
                                     ------------------------------------
                                     Henry Howarth III
                                     Senior Counsel, Corporate Employee Benefits
                                     The PNC Financial Services Group, Inc.